Strategic Realty Trust, Inc. ("SRT") has declared a special distribution payable on November 3, 2015 to stockholders of record as of August 10, 2015. Your election may be limited by certain cash limitations, as described in the accompanying materials, and you may not receive cash to the extent these limitations require that a different allocation be made to you. **If you do not return an election card by the election deadline referenced below, you will receive your special distribution in shares of SRT common stock.** The number of shares of SRT common stock to be distributed pursuant to the special distribution will be determined based on the current estimated share value of SRT common stock.

Subject to the cash limitations described in the accompanying materials, you may elect to receive the special distribution in the form of cash, shares of SRT common stock or a combination of cash and shares of SRT common stock, as described below:

- *Cash Election.* You elect to receive payment of the special distribution all in cash.
- *Share Election.* You elect to receive payment of the special distribution all in the form of shares of SRT common stock.*
- *Mixed Election.* You elect to receive payment of the special distribution in a combination of cash and shares of SRT common stock.

*** DO NOT RETURN THIS CARD IF YOU WISH TO RECEIVE YOUR DISTRIBUTION ALL IN THE FORM OF SHARES OF SRT COMMON STOCK**

ELECTION CARD FOR CASH ELECTION OR MIXED ELECTION

↓ Please detach along perforated line and mail in the envelope provided. ↓

THIS ELECTION CARD SHOULD BE RETURNED ONLY IF YOU WISH TO RECEIVE PAYMENT OF ALL OR PART OF THE SPECIAL DISTRIBUTION IN CASH.

To be effective, Phoenix American Financial Services, Inc. must receive this election card no later than 5:00 p.m. (Eastern Time) on October 20, 2015. Enclosed is a pre-addressed envelope for your use in returning the election card.

If you check more than one box, fail to check any box, or otherwise fail to timely return a properly completed election form, you will receive the special distribution in SRT common stock.

STRATEGIC REALTY TRUST, INC.
YOUR ELECTION IS IRREVOCABLE

☐ **CASH ELECTION**
I elect to receive cash.

MIXED ELECTION ☐
I elect to receive a combination of cash and SRT common stock.

Indicate the percentage of cash you elect to receive:

___%

(if you check the box for a Mixed Election, you must indicate the percentage of cash you elect to receive in order for your election to be valid)

YOUR IMMEDIATE ATTENTION IS REQUIRED

Share Owner sign here		Date		Co-Owner sign here		Date	

Note: Please sign exactly as your name or names appear on this election card. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.